UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Oncology Institute, Inc.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

18000 Studebaker Rd., Suite 800

Cerritos, California 90703

LETTER TO STOCKHOLDERS

March 27, 2025

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of The Oncology Institute, Inc. on May 7, 2025, at 11:00 A.M. Pacific Time. The annual meeting will be a completely “virtual” meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.proxydocs.com/TOI and entering the control number included on your proxy card or in the instructions that accompany your proxy materials.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the annual meeting, your vote is important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using the telephone or voting on the internet. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Sincerely yours,

DANIEL VIRNICH

CHIEF EXECUTIVE OFFICER

THE ONCOLOGY INSTITUTE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 7, 2025

When	Thursday, May 7, 2025 at 11:00 a.m. PDT		How to Vote in Advance

Where	Virtually at www.proxydocs.com/TOI	By Mail	Complete, sign, date and return your proxy card or voting instruction form

Proposal 1	Election of eight nominees named in the proxy statement to serve on the Board of Directors. The Board of Directors recommends a vote “FOR” each nominee.	By Internet	You can vote your shares online at www.proxypush.com/TOI

Proposal 2	Ratification of the appointment of BDO USA, P.C. (“BDO”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025. The Board of Directors recommends a vote “FOR”.	By Phone	You can vote your shares by calling 1-866-308-2713

Proposal 3	Approval to amend the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split if deemed appropriate by the Company’s Board of Directors (the “2025 Reverse Stock Split Proposal”). The Board of Directors recommends a vote “FOR”.
Any other business which may properly come before the annual meeting or any adjournment or postponement.		Your vote is important. Please vote as soon as possible by one of the methods shown above. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the below instructions:

Who Can Vote	Only owners of record of the Company’s issued and outstanding common stock as of the close of business on March 17, 2025. Each share of common stock is entitled to one vote.	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2025

Date of Mailing	We intend to mail a Notice of Internet Availability of Proxy Materials on or about March 27, 2025.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) has been mailed to the majority of our stockholders, while other stockholders will instead receive paper copies of the documents accessible on the Internet. We will first send and/or make available this Proxy Statement and the form of proxy for our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to our stockholders on or about March 27, 2025. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of record during the Annual Meeting.

THE ONCOLOGY INSTITUTE, INC.

BY ORDER OF THE BOARD OF DIRECTORS

DANIEL VIRNICH

CHIEF EXECUTIVE OFFICER

Cerritos, California

Dated: March 27, 2025

Page
PROXY STATEMENT SUMMARY	1
PROPOSAL 1: ELECTION OF EIGHT DIRECTORS	5
CORPORATE GOVERNANCE	9
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16
AUDIT COMMITTEE REPORT	18
PROPOSAL 3: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE 2025 REVERSE STOCK SPLIT IF DEEMED APPROPRIATE BY THE COMPANY’S BOARD OF DIRECTORS (THE “2025 REVERSE STOCK SPLIT PROPOSAL”)	19
EXECUTIVE OFFICERS	30
EXECUTIVE AND DIRECTOR COMPENSATION	32
2024 DIRECTOR COMPENSATION	38
EQUITY COMPENSATION PLAN INFORMATION	40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	41
SOLICITATION OF PROXIES	43
DELINQUENT SECTION 16(A) REPORTS	44
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	45
STOCKHOLDER PROPOSALS	46
STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS	47
OTHER MATTERS	48
AVAILABLE INFORMATION	48

THE ONCOLOGY INSTITUTE, INC.

18000 Studebaker Rd., Suite 800

Cerritos, California 90703

PROXY STATEMENT SUMMARY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of The Oncology Institute, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders. This Proxy Statement and related materials are first being sent or made available to stockholders on or about March 27, 2025. References in this Proxy Statement to “we,” “us,” “our,” or the “Company” refer to The Oncology Institute, Inc. and its consolidated subsidiaries, and references to the “Annual Meeting” are to the 2025 annual meeting of stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on December 31, 2024. This proxy statement covers our 2024 fiscal year, which was from January 1, 2024 through December 31, 2024, or fiscal 2024. This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Our Annual Meeting

Date and Time	May 7, 2025 at 11:00 a.m. PDT	Place	Virtually at www.proxydocs.com/TOI
Record Date	March 17, 2025	Who Can Vote	Only owners of record of the Company’s issued and outstanding common stock as of the close of business on March 17, 2025. Each share of common stock is entitled to one vote.
Number of Shares Outstanding as of Record Date	75,753,229 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”)

At the Annual Meeting, the stockholders of the Company will be asked to vote on the three proposals below. Your vote is very important. Accordingly, whether or not you plan to attend the Annual Meeting, you should vote by using one of the methods described in these proxy materials. You may vote your shares at the Annual Meeting by voting via the Internet or by telephone as described in these proxy materials or by having your shares represented at the Annual Meeting by a valid proxy. If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee. Any shares acquired after the record date, including shares issued in connection with the Company’s private placement closed on March 26, 2025, will not be counted toward the quorum requirement and are not entitled to vote at the Annual Meeting. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

Item	Proposals		Board Vote Recommendations	Page#
1	Election of eight directors	✓	FOR each director nominee	5
2	Ratification of the appointment of BDO USA, P.C. as the independent registered public accounting firm of the Company for 2025	✓	FOR	16
3	Approval to amend the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split if deemed appropriate by the Company’s Board of Directors (the “2025 Reverse Stock Split Proposal”)	✓	FOR	19

Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by delivering to the General Counsel of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Board of Directors.

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting, and accordingly, the Company will pay the cost of soliciting proxies for the Annual Meeting. We have engaged Morrow Sodali LLC as our solicitation agent to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Morrow Sodali LLC, the solicitation agent, a fee of $12,500, plus telephone solicitation fees. We will also reimburse the solicitation agent for expenses related to certain ancillary services and its other reasonable out-of-pocket expenses, and we will indemnify the solicitation agent and its affiliates against certain claims, liabilities, losses, damages and expenses. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of our Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Election of Eight Directors	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH DIRECTOR NOMINEE

			Committee Membership
Name	Age	Primary Occupation	Board of Directors	Audit Committee	Nominating and Corporate Governance	Compensation	Compliance
Richard Barasch	71	Founding Partner, RAB Ventures LLC	✓
Brad Hively	46	Director of the Company	✓				✓
Karen Johnson	64	Interim CEO, Clever Care Health Plan	✓		✓		✓
Mohit Kaushal	46	Senior Advisor, General Atlantic	✓			✓	✓
Gabriel Ling	43	Co-Founder of M33 Growth	✓	✓	✓
Anne McGeorge	64	Retired	✓	✓		✓
Mark Pacala	69	Managing Partner, Essex Woodlands Health Investors	✓	✓		✓
Daniel Virnich	46	Chief Executive Officer of the Company	✓

Ratification of Appointment of Independent Registered Public Accounting Firm	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C.
Approval to Amend the Company’s Third Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split if Deemed Appropriate by the Company’s Board of Directors	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IF DEEMED APPROPRIATE BY THE COMPANY’S BOARD OF DIRECTORS

Quorum Requirements

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the shares of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting must be present at the meeting or represented by proxy. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the eight director nominees. Each share of our Common Stock outstanding on the record date is entitled to one vote on each other matter. For the election of directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For” or “Withhold” with respect to the director nominees. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors. With respect to Proposal 2 and Proposal 3, approval requires the affirmative vote of a majority in voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against each of Proposal 2 and Proposal 3 because they are counted for purposes of determining the presence of a quorum but are not counted as in favor of the proposal.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 2 regarding ratification of the appointment of our independent auditors and Proposal 3 regarding approval of the 2025 Reverse Stock Split Proposal are routine matters. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of Common Stock on Proposals 2 and 3. Accordingly, we do not expect there to be any broker non-votes for Proposals 2 or 3. However, if your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of Common Stock with respect to Proposal 1 unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Broker non-votes, if any, will have no effect on each of Proposals 1, 2 and 3.

Additional Information Regarding the Internet Availability of Our Proxy Materials

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders an Internet Availability Notice regarding the Internet availability of the proxy materials for this year’s Annual Meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by going to www.investorelections.com/TOI and following the instructions or calling 1-866-648-8133. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates or changes such election.

Please note that you cannot vote your shares by filling out and returning the Internet Availability Notice. The Internet Availability Notice does, however, include instructions on how to vote your shares.

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have each been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

Emerging Growth Company Status

The Company qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and has elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

PROPOSAL 1: ELECTION OF EIGHT DIRECTORS

✓	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.

General

Our Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) provides for the annual election of directors. As a result, each member of our Board of Directors will be elected each year.

On the recommendation of the nominating and corporate governance committee of our Board of Directors, our Board of Directors, including its independent directors, selected and approved Richard Barasch, Brad Hively, Karen Johnson, Mohit Kaushal, Gabriel Ling, Anne McGeorge, Mark Pacala and Daniel Virnich as nominees for election as directors, being elected at the Annual Meeting, each to serve for a term of one year, expiring at the 2025 annual meeting of the stockholders or until his or her successor is duly appointed or elected and qualified or until his or her earlier death, resignation or removal. We are not aware of any arrangements or understandings between the director nominees and any other person pursuant to which such persons were selected as a director nominee.

Each of Richard Barasch, Brad Hively, Karen Johnson, Mohit Kaushal, Gabriel Ling, Anne McGeorge, Mark Pacala, and Daniel Virnich currently serve as members of our Board of Directors and has agreed to serve if elected. If so instructed, the proxy holders will vote the proxies received by them FOR the nominees. The proxy cannot be voted for a greater number of persons than eight.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the eight director nominees. The nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For” or “Withhold” with respect to the director nominees. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 1 is not a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of Common Stock with respect to this proposal, unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Because broker non-votes are not considered entitled to vote on Proposal 1, such broker non-votes, if any, will have no effect on Proposal 1.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the director nominees, Richard Barasch, Brad Hively, Karen Johnson, Mohit Kaushal, Gabriel Ling, Anne McGeorge, Mark Pacala and Daniel Virnich. If so instructed, the proxy holders will vote the proxies received by them FOR the election of all the director nominees.

Directors and Nominees

The following table and biographical information set forth certain information about Richard Barasch, Brad Hively, Karen Johnson, Mohit Kaushal, Gabriel Ling, Anne McGeorge, Mark Pacala and Daniel Virnich. Such information is current as of the record date. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business. There is no family relationship between any of our executive officers, directors, or director nominees. Five of the eight director nominees, Richard Barasch, Brad Hively, Karen Johnson, Mohit Kaushal and Anne McGeorge have each served as a director of the Company since November 12, 2021. Two of the eight director nominees, Gabriel Ling and Mark Pacala, have each served as a director of the Company since September 21, 2022. One of the eight director nominees, Daniel Virnich, has served as a director of the Company since June 13, 2024.

We were originally incorporated in Delaware on November 19, 2019 as a special purpose acquisition company (f/k/a DFP Healthcare Acquisition Corp.). On November 12, 2021, we consummated our business combination with TOI Parent, Inc. (the “Business Combination”) pursuant to the Agreement and Plan of Merger, dated as of June 28, 2021 (the “Merger Agreement”), by and among DFP Healthcare Acquisitions Corp., Orion Merger Sub I, Inc., Orion Merger Sub II, LLC and TOI Parent, Inc. In connection with the closing of the Business Combination, TOI Parent, Inc. (“Legacy TOI”) became our wholly-owned subsidiary, and we changed our name to The Oncology Institute, Inc.

Name	Age	Position
Richard Barasch	71	Chairman of the Board
Brad Hively	46	Vice Chairman of the Board
Karen Johnson	64	Director
Mohit Kaushal	46	Director
Gabriel Ling	43	Director
Anne McGeorge	64	Director
Mark Pacala	69	Director
Daniel Virnich	46	Director

Richard Barasch has served as our Chairman since the formation of the Company in November 2019. He served as the Chairman, President and Chief Executive Officer of DFP Healthcare Acquisitions Corp. (“DFP”) from its formation in November 2017 until the closing of its initial business combination with AdaptHealth Corp. in November 2019. Since the merger, Mr. Barasch has continued to serve as AdaptHealth’s Chairman. In addition, he served as Executive Chairman of Deerfield Healthcare Technology Acquisitions Corp. (“DFHT”) until the closing of its initial business combination with IMC Medical Group Holdings, LLC (“IMC”) and CareMax Medical Group, L.L.C. (together with IMC, “CareMax”), which Mr. Barasch served as Executive Chairman until February 2022. Mr. Barasch was Chief Executive Officer of Universal American Corp., a publicly-traded health insurance and services company focused on the senior market and government programs, from 1995 until Universal American’s acquisition by WellCare Health Plans in May 2017. He is also founding partner of RAB Ventures LLC, formed to invest in growth healthcare companies. He serves on the Board of Advisors, Mailman School of Public Health, Columbia University, and the Advisory Board of the Health Policy and Management program at the Mailman School of Public Health. Currently, his public company directorships include our Company and AdaptHealth, and he also serves on the board of one private company. Through these activities, Mr. Barasch has developed an extensive network of contacts throughout the healthcare industry and speaks regularly at industry conferences as a healthcare services expert. Mr. Barasch graduated from Swarthmore College and Columbia University Law School. Mr. Barasch was selected to serve on the board of directors due to his significant experience managing and investing in healthcare companies.

Brad Hively has served as a director on our Board since November 2021 and from November 2021 through June 30, 2023, he also served as our Chief Executive Officer. Effective June 30, 2023, Mr. Hively transitioned from serving as our Chief Executive Officer to serving as the Vice Chairman of the Board. Mr. Hively also previously served as a member of the board of directors for Legacy TOI from 2018 until the closing of the Business Combination in November 2021 and as Chief Executive Officer of Legacy TOI from 2019 until the closing of the Business Combination. Prior to joining Legacy TOI, Mr. Hively served as a principal for RLH Equity Partners (“RLH”) from 2016 to 2019 and continues to serve as a Strategic Advisor for RLH. Mr. Hively served as President of Health Essentials, which provided high-touch, value-based care to post-acute and palliative care patients from 2014 to 2015. Prior to Health Essentials, from 2009 to 2014, Mr. Hively served as Senior Vice President of Operations at Heritage Provider Network, one of the largest physician groups in the U.S., and one of the pioneers of value-based care. Mr. Hively also held roles with several leading private equity firms, including TA Associates, General Atlantic, and RLH. He currently serves on the board of various private companies, including Unio Health Partners, Sequel Ortho (f/k/a Ortho Nebraska) and US Neurology Associates, where he serves as Chairman.. Mr. Hively holds a B.A. in Business Economics from the University of California, Los Angeles and an MBA from the Stanford University Graduate School of Business. Mr. Hively was selected to serve on the board of directors due to his significant experience managing healthcare companies.

Karen M. Johnson has served as a director on our Board since November 2021 upon closing of the Business Combination. Ms. Johnson is Interim CEO of Clever Care Health Plan, a Medicare advantage plan, where she leads the long term strategic business direction and managerial decisions. Prior to her current role, she was the Medicare Officer at Health Net, a Centene Corporation company, where she led the building of business strategies and operations for the Medicare line of business. Prior to that role, Ms. Johnson served as Medicare Regional President for WellCare (acquired by Centene) for Arizona, California, Hawaii, Missouri and Washington from 2016 to 2020. In this role, she oversaw finances, network growth and provider relations, among other duties. Prior to her role at WellCare, Ms. Johnson served as Senior Vice President of Clinical Services at Health Essentials. While in this role, she launched a clinical care model, driven by a home-based supportive care program designed to support high-risk patients and end-of-life care. Prior to her role at Health Essentials, Ms. Johnson was an executive with UnitedHealthcare, where she worked to drive growth in their government sponsored programs. Ms. Johnson earned a Bachelor of Science degree in nursing from the University of Michigan and a Juris Doctorate from Michigan State College of Law. She also holds an Executive Certificate from the Wharton School of Business. She has served on the board of directors for several private organizations, and currently serves on the Board of Clever Care Health Plan, Med Tech Innovators, ADEii Health, Bon Secours Mercy Foundation and March of Dimes. She has previously served on the boards of Boys and Girls Clubs of America, ONEgeneration, The YWCA, Planned Parenthood, St. Luke’s Foundation, United Way and the American Diabetes Association. Ms. Johnson was selected to serve on the board of directors due to her extensive experience in operational leadership roles at healthcare services companies.

Dr. Mohit Kaushal has served as a director of our Board since March 2020. He has had an extensive career within investing, clinical medicine and public policy. He was a partner in Aberdare Ventures from 2013 to 2014. During his time in the Obama administration, he was a member of the White House Health IT task force; a cross-agency team implementing the technology aspects of the Affordable Care Act and testified to Congress on the application of technology and payment reform to the Medicare population. He also built and led the first dedicated healthcare team at the Federal Communications Commission, where his team initiated collaboration with the Food and Drug Administration (“FDA”) for the regulatory streamlining of converged telecommunications, data analytics and medical devices leading to the release of the mobile medical applications guidance by the FDA. In addition, his team reformed the Rural Healthcare Fund to create the Healthcare Connect Fund, which aligned the funding mechanism with wider healthcare payment policy and technology reform. Dr. Kaushal is a lead investor, board member or advisor to numerous transformational healthcare companies, including Emyria Pty Ltd., a company whose securities are publicly-traded on the Australian Securities Exchange. He is on the board of various private entities, and he previously served on the board of Oak Street Health, a publicly-held network of primary care clinics, from 2016 until it was acquired by CVS Health in 2023. Dr. Kaushal is an emergency room physician, holds an MBA from Stanford Graduate School of Business and an MD with distinction from Imperial College of Science, Technology and Medicine, London. He is an Adjunct Professor at Stanford University with a joint position within the newly created Biomedical Data Science. Dr. Kaushal was selected to serve on the board of directors due to his significant management experience in the healthcare and technology industries.

Gabriel Ling has served as a director on our Board since September 2022. Since May 2017, he has served as the Co-Founder of M33 Growth, LLC, a Boston-based venture capital and growth equity firm that invests in emerging technology and healthcare companies and partners with founders to rapidly grow their businesses. Mr. Ling has led investments in companies including our Company, Acclivity Health Solutions, Inc., Dependable Health Services, YAPI, Inc., and RHI Group. Before starting M33 Growth, he was a Partner at General Catalyst, a leading venture capital firm where he spent over a decade helping entrepreneurs build their companies. While at General Catalyst, he served on several boards including Datalogix Inc. (acquired by Oracle Corporation), CLEAResult Consulting, Inc. (acquired by General Atlantic LLC), Oceans Healthcare (acquired by Webster Capital), OGSystems (acquired by Parsons Corporation), and Brighter Inc. (acquired by Cigna Corporation). He currently sits on the boards of multiple private companies. Mr. Ling holds a Bachelor of Arts from Yale University. Mr. Ling was selected to serve on the board of directors due to his significant experience managing and investing in the healthcare and technology industries.

Anne McGeorge has served as a director on our Board since November 2021 and has over 35 years of experience providing strategic guidance and operational and financial oversight to health care organizations. Ms. McGeorge has served as an adjunct professor at the University of North Carolina’s School of Public Health since August 2005. Ms. McGeorge currently serves on the board of directors and as the chair of the Audit Committee of Dianthus Therapeutics, a publicly held clinical-stage biotechnology company, and from October 2020 to April 2022 served on the board of directors and as the chair of the Audit Committee of SOC Telemed, a publicly held specialty telemedicine company. She also serves on the board of directors and as the chair of the Audit Committee of Nimbus Therapeutics and CitiusTech, both privately held healthcare companies. Before her retirement in July 2017, Ms. McGeorge served as Managing Partner of Grant Thornton LLP’s Health Care Industry Practice from 2006 to July 2017 and as Global Managing Partner for Grant Thornton International’s Health Care Industry Practice from 2015 to July 2017. Ms. McGeorge was formerly a partner at Deloitte LLP and Arthur Andersen LLP. Ms. McGeorge was selected to serve on the board of directors due to her significant finance, accounting, and risk management experience.

Mark Pacala has served on our Board since September 2022 and previously served on the board of Legacy TOI from 2018 to 2020. Since 2022, Mr. Pacala has been serving as a Senior Advisor of a number of private equity firms, including Iron Point Partners, New Spring Capital Health, Archimedes Health Investors and Harkness Capital Partners. He also serves on the board of several private portfolio companies in the healthcare industry. Previously, Mr. Pacala held leadership positions in the Marriott Corporation and the Walt Disney Corporation. Mr. Pacala holds a B.A. in Economics from Hamilton College and an MBA from Harvard Business School. Mr. Pacala was selected to serve on the board of directors due to his experience working with and serving as a director of a number of healthcare companies.

Daniel Virnich has served as our Chief Executive Officer since June 2023, and before that, as our President since March 2022 and our Chief Operating Officer since 2020. Prior to joining the Company, from 2018 to 2019, Dr. Virnich was the market president of DaVita Medical Group, Florida region, a Medicare Advantage at-risk provider group serving over 90,000 Medicare Advantage members with over 1,400 teammates and clinicians. Prior to this role, Dr. Virnich was a Senior Vice President of Operations in the California region with DaVita Medical Group from 2015 to 2018. Dr. Virnich previously served as the Chief Medical Officer of TeamHealth Acute Care Services, working with hospitals and healthcare systems across 26 states. Dr. Virnich holds a BA in Biology from The University of Chicago, an MD from the Pritzker School of Medicine at the University of Chicago where he was elected to Alpha Omega Alpha, and an MBA from Kellogg School of Management at Northwestern University. We believe that due to Dr. Virnich’s demonstrated experience and leadership skills, and because of his current role as our Chief Executive Officer, Dr. Virnich is well positioned to bring key experience and insights into the boardroom and to the daily operations of our Company.

CORPORATE GOVERNANCE

We structure our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of this corporate governance include:

a.

membership on each of our three key committees, our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, consists solely of independent directors, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

b.	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and

c.	we have begun to and will continue to implement a range of other corporate governance best practices, including implementing a robust director education program.

Leadership Structure of the Board

The roles of our Chairman and our Chief Executive Officer have been separated. We believe that this is appropriate under current circumstances because it allows management to make the operating decisions necessary to manage the business, while separating out the oversight function of the Board and operating decisions. We feel that this has provided an appropriate balance of operational focus, flexibility and oversight. We do not separately have a lead independent director. Currently, Mr. Barasch, as Chairman of the Board, participates in setting the agenda of Board and committee meetings, facilitating communications among members of the Board and management, and maintaining the focus and punctuality of Board and committee meetings. Mr. Barasch also currently leads the efforts in evaluating our Chief Executive Officer and in succession planning, considering Board committee membership and leadership, and presiding at annual meetings of stockholders.

Affirmative Determinations Regarding Director and Nominee Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Ms. Johnson, Dr. Kaushal, Mr. Ling, Ms. McGeorge and Mr. Pacala are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Background and Experience of Directors

Our nominating and corporate governance committee is responsible for, among other things, identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors, overseeing succession planning for our Chief Executive Officer and other executive officers, periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our board of directors, overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees, and developing and recommending to our Board of Directors a set of corporate governance guidelines.

Risk Oversight Function of the Board

The Board has allocated responsibilities for overseeing risk associated with the Company’s business among the Board as a whole and the committees of the Board. In performing its risk oversight function, the Board is responsible for overseeing management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the Company and its stockholders or that such strategies will motivate management to take excessive risks. The Board periodically reviews information regarding the Company’s financial, operational, and strategic risks, including macroeconomic risks.

Each of the four committees of the Board is responsible for overseeing the management of risks that fall within the committee’s areas of responsibility, including identifying, quantifying, and assisting management in mitigating risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors. As set forth in its charter, the Audit Committee is responsible for managing the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for addressing risks associated with related party transactions and concerns and complaints related to accounting and auditing matters. The Audit Committee provides regular updates to the entire Board. The Compensation Committee is responsible for overseeing the risk management related to the Company’s compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and overall effectiveness of the organization of the Board. The Compliance Committee manages risks relating to the Company’s compliance with federal and state laws and regulations relating to healthcare.

Attendance at Meetings

During the year ended December 31, 2024, our Board of Directors met a total of 18 times. Of our eight current members of the Board of Directors, each of them attended at least 75% of the meetings of our Board of Directors and the meetings of any of our board committees on which each member of the Board of Directors served that were held during the term of each such director.

Our Board of Directors and each of the board committees also acted by way of various unanimous written consents during the year ended December 31, 2024. In addition, the Audit Committee and the Board of Directors met, at times, without management present in executive session.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend. We anticipate that at least a majority of our Board of Directors will attend the Annual Meeting in 2025.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Compliance Committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

The current composition of each board committee is set forth below.

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee	Compliance Committee
Brad Hively				✓
Richard Barasch*
Karen Johnson			C	✓
Mohit Kaushal	C			C
Gabriel Ling		✓	✓
Anne McGeorge	✓	C
Mark Pacala	✓	✓
Daniel Virnich*

✓	Member
C	Chairperson
*	Does not serve on any committees

Audit Committee

Our Audit Committee currently consists of Ms. McGeorge, Mr. Ling and Mr. Pacala, with Ms. McGeorge serving as chair. Rule 10A-3 of the Exchange Act and Nasdaq rules require that our Audit Committee must be composed entirely of independent members. Our board of directors has affirmatively determined that Ms. McGeorge, Mr. Ling and Mr. Pacala each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board of Directors has determined that Ms. McGeorge qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at https://investors.theoncologyinstitute.com/corporate-governance/governance-documents. The information on any of our websites is deemed not to be incorporated in this annual proxy statement or to be part of this proxy statement. Our Audit Committee held 5 meetings in 2024.

Our audit committee is responsible for, among other matters:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm, and meeting at least annually to review and provide such services;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

Our Compensation Committee currently consists of Dr. Kaushal, Ms. McGeorge and Mr. Pacala, with Dr. Kaushal serving as chair. Our Board of Directors has affirmatively determined that Dr. Kaushal, Ms. McGeorge and Mr. Pacala each meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors adopted a written charter for the Compensation Committee, which is available on our corporate website at https://investors.theoncologyinstitute.com/corporate-governance/ governance-documents. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement. Our Compensation Committee held 5 meetings in 2024.

The Compensation Committee is responsible for, among other matters:

•	reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our executive officers;

•	making recommendations to our Board of Directors regarding the compensation of our directors;

•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Johnson and Mr. Ling, with Ms. Johnson serving as chair. Our Board of Directors has affirmatively determined that Ms. Johnson and Mr. Ling each meet the definition of “independent director” under Nasdaq rules. Our Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at https://investors.theoncologyinstitute.com/corporate-governance/governance-documents. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement. Our Nominating and Corporate Governance Committee held 4 meetings in 2024.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

•	overseeing succession planning for our Chief Executive Officer and other executive officers;

•	periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;

•	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees; and

•	developing and recommending to our Board of Directors a set of corporate governance guidelines.

While we do not have a formal policy with regard to diversity in identifying director nominees, the Board believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board nominees come from a variety of backgrounds, and our Board Diversity Matrix is shown below. We do not discriminate against nominees on the basis of race, color, religion, gender, gender identity or expression, sexual orientation, age, national origin, disability, covered veteran status or any other status protected by law.

In identifying director nominees, our Nominating and Corporate Governance Committee seeks to achieve a mix of members who collectively bring us significant value through their experience and personal backgrounds relevant to our strategic priorities and the scope and complexity of our business and industry. Key skills and experiences for director nominees include, but are not limited to, current public company senior executive and/or board experience, industry experience or understanding, an appreciation of the impacts of rapidly changing technologies, and experience in company growth, strategy development, mergers and acquisitions, and operations. In addition, each nominee should:

•	have a record of integrity and ethics in such nominee director’s personal and professional life;

•	have a record of professional accomplishment in such nominee director’s field;

•	be prepared to represent the best interests of our stockholders;

•	not have a material personal, financial or professional interest in any competitor of ours; and

•	be prepared to participate fully in Board activities, and not have other personal or professional commitments that would interfere with or limit the ability to do so.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors.

Compliance Committee

Our Compliance Committee consists of Dr. Kaushal, Ms. Johnson and Mr. Hively, with Dr. Kaushal serving as chair. Our Compliance Committee held 4 meetings in 2024.

Our compliance committee oversees and assists our Board in reviewing and providing general oversight of our compliance with federal and state laws and regulations relating to healthcare. Our Compliance Committee is responsible for, among other things:

•	reviewing and overseeing our compliance program;

•	ensuring proper communication of significant healthcare regulatory compliance issues to our Board of Directors; and

•	reviewing significant healthcare regulatory compliance risk areas and the steps taken by management to monitor, control and report such compliance risk exposures.

Board Diversity Matrix

The table below provides certain information regarding the composition of our Board for fiscal years 2024 and 2023.

Board Diversity Matrix

	As of March 17, 2025				As of April 15, 2024
Total Number of Directors	8				8
Gender Identity	Female	Male	Non- Binary	Did Not Disclose Gender	Female	Male	Non- Binary	Did Not Disclose Gender
Directors	2	6	0	0	3	5	0	0
Part II: Demographic Background
African American or Black	1	0	0	0	1	0	0	0
Alaskan Native or Native American	0	0	0	0	0	0	0	0
Asian	0	2	0	0	0	2	0	0
Hispanic or Latinx	0	0	0	0	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0	0	0	0	0
White	1	4	0	0	2	3	0	0
Two or More Races or Ethnicities	0	0	0	0	0	0	0	0
LGBTQ+	0	0	0	0	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0	0	0	0	0

The Company’s Director Nomination Process

Our Nominating and Corporate Governance Committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our Nominating and Corporate Governance Committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of the stockholders.

General Nomination Right of All Stockholders. Any stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws (our “Bylaws”). In order for a stockholder’s director nomination to be timely, the stockholder must deliver written notice to our General Counsel not later than the close of business on the 90th day, nor earlier than the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for on a date that is not within 30 days of such anniversary date, notice by the stockholder must be so received not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Such notification must contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Section 2.5 of our Bylaws.

Communications with Directors

Stockholders who would like to send communications to our Board of Directors, any board committee or to any individual director may do so by submitting such communications to c/o The Oncology Institute, Inc., 18000 Studebaker Rd., Suite 800, Cerritos, California 90703. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Mark Hueppelsheuser, General Counsel, will then distribute such information to our Board of Directors for review. Communications received by the Company may be reviewed by Mr. Hueppelsheuser to ensure appropriate and careful review of the matter.

Code of Ethics and Conduct

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our corporate website at https://investors.theoncologyinstitute.com/corporate-governance/governance-documents. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Compensation Recovery (“Clawback”) Policy

Effective as of October 17, 2023, we adopted our Policy For Recovery Of Erroneously Awarded Compensation (the “Clawback Policy”), which provides that if we are required to prepare an accounting restatement due to any material non-compliance with financial reporting requirements under the federal securities laws, then the committee of the Board responsible for executive compensation decisions comprised solely of independent directors, or a majority of the independent directors serving on the Board, may require current or former executive officers, including our executive officers named in the Summary Compensation Table presented later in this proxy statement, to repay or forfeit any “Erroneously Awarded Compensation” regardless of whether such officer engaged in misconduct or otherwise caused or contributed to the requirement for the accounting restatement and regardless of whether or when restated financial statements are filed by the Company. “Erroneously Awarded Compensation” means the amount of incentive-based compensation received by any such officer that exceeds the amount of incentive-based compensation that would have been received by such officer based on a restated financial reporting measure, as determined on a pre-tax basis in accordance with the applicable rules. The Clawback Policy applies to incentive-based compensation granted on or after the date of adoption of this policy.

Transactions in Company Securities

We have adopted an Insider Trading Compliance Policy governing the purchase, sale and/or other dispositions of our securities by directors, officers, employees and other covered persons that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. Our Insider Trading Compliance Policy prohibits directors, officers, employees and other covered persons from engaging in transactions while aware of material nonpublic information about the Company. Directors, officers and certain other employees are subject to pre-clearance requirements for all transactions in the Company’s securities and are prohibited from transacting in the Company’s securities during designated blackout periods, subject to certain limited exceptions, including for purchases in The Oncology Institute, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and for transactions under an approved trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act.

Our Insider Trading Compliance Policy also prohibits our directors, officers and employees from trading in options, including transactions in puts, calls, or other derivative instruments related to the Company’s equity securities. Given that forms of hedging and pledging protect an individual from the full risks associated with share ownership, our directors, officers and employees are also prohibited from certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, and from pledging the Company’s securities as collateral to secure loans. Our directors, officers and employees are also prohibited from purchasing the Company’s securities on margin or holding the Company’s securities in a margin account.

Our Insider Trading Compliance Policy has been filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

✓

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. Our audit committee has selected BDO USA, P.C. (“BDO”), to serve as our independent registered public accounting firm to audit the consolidated financial statements of The Oncology Institute, Inc. for the fiscal year ending December 31, 2025. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of BDO as our independent registered public accounting firm for the year ending December 31, 2025. The affirmative vote of a majority of the Common Stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of BDO.

Stockholders are not required to ratify the appointment of BDO as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain BDO. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

BDO has served as our auditor since 2021. Representatives of BDO will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by BDO for fiscal years ended December 31, 2024 and December 31, 2023:

	2024	2023
Audit Fees(1)	$737,308	$851,214
Audit Related Fees(2)	$30,950	$68,052
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—

Total	$768,258	$919,266

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements, reviews of quarterly reports on Form 10-Q and services that are normally provided by BDO in connection with regulatory filings.

(2)

Audit related fees primarily consist of fees billed for professional services rendered by BDO relating to the audit of the Provider Relief Fund and the employee benefit plan in connection with certain regulatory filings.

(3)	Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.
(4)	All other fees consist of fees billed for all other services.

All fees described above were pre-approved by the audit committee.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on Proposal 2. You may vote “For,” “Against” or “Abstain” with respect to the ratification of the appointment of BDO. Approval requires the affirmative vote of a majority in voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the ratification of the appointment of BDO.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 2 regarding ratification of the appointment of our independent auditors is a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of Common Stock on Proposal 2. Accordingly, we do not expect there to be any broker non-votes for Proposal 2. Broker non-votes, if any, will have no effect on Proposal 2.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

AUDIT COMMITTEE REPORT

Our audit committee currently consists of three directors. Ms. McGeorge, Mr. Ling and Mr. Pacala are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of our website.

The audit committee oversees our financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining our independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Our independent registered public accounting firm, BDO USA, P.C., is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed with management the company’s audited financial statements. The audit committee has also discussed with our independent registered public accounting firm all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the company’s internal controls and the overall quality of our financial reporting.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

AUDIT COMMITTEE

Anne McGeorge (Chair)
Gabriel Ling
Mark Pacala

Members of the Audit Committee

PROPOSAL 3: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IF DEEMED APPROPRIATE BY THE COMPANY’S BOARD OF DIRECTORS (THE “2025 REVERSE STOCK SPLIT PROPOSAL”).

✓	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE 2025 REVERSE STOCK SPLIT PROPOSAL.

General

The purpose of this Proposal 3 is to approve an amendment to our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split if deemed appropriate by our Board of Directors (the “Board”).

Background

Our Certificate of Incorporation currently authorizes us to issue a total of 500,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and up to 10,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), in one or more series, and expressly authorizes the Board, subject to limitations prescribed by law, to establish and fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations and restrictions of the shares of such series. Our Common Stock and public warrants are traded on the Nasdaq Capital Market.

On June 20, 2024, we received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was no longer in compliance with Nasdaq Listing Rule 5550(a)(2), because the minimum bid price of the Company’s Common Stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until December 17, 2024, to regain compliance. As of December 17, 2024, our Common Stock had not regained compliance with the Minimum Bid Price Requirement.

However, in a letter dated December 19, 2024, Nasdaq notified the Company that Nasdaq’s staff had determined that the Company was eligible for an additional 180 calendar day period, or until June 16, 2025, to regain compliance (the “Second Compliance Period”). The determination was based on the Company’s meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market with the exception of the Minimum Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the Second Compliance Period by effecting a reverse stock split, if necessary.

On March 13, 2025, subject to stockholder approval, the Board approved an amendment to our Certificate of Incorporation to, at the discretion of the Board, effect a reverse stock split of our Common Stock in the range of between 1-for-5 and 1-for-40, with the exact ratio to be determined by the Board in its discretion (the “2025 Reverse Stock Split”). The sole goal of the 2025 Reverse Stock Split is to increase the per share market price of our Common Stock to meet the Minimum Bid Price Requirement for continued listing on The Nasdaq Capital Market. We believe that proposing a range for the 2025 Reverse Stock Split provides us with the flexibility we desire in order to best protect our stockholders interests. The 2025 Reverse Stock Split Proposal is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act. The 2025 Reverse Stock Split Proposal is not intended to modify the rights of existing stockholders in any material respect.

If the 2025 Reverse Stock Split Proposal is approved by our stockholders and the 2025 Reverse Stock Split is effected, up to every 40 shares of our outstanding Common Stock would be combined and reclassified into one share of Common Stock. The actual timing for implementation of the 2025 Reverse Stock Split and the specific reverse split ratio would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders, but in no event later than the one-year anniversary of the date on which the 2025 Reverse Stock Split is approved by the Company’s stockholders at this Annual Meeting or any postponement or adjournments thereof. Notwithstanding approval of the 2025 Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Certificate of Incorporation to effect the 2025 Reverse Stock Split. If the 2025 Reverse Stock Split Proposal is approved by our stockholders, the Board will make a determination as to whether effecting the 2025 Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, the Company’s ability to increase the trading price of our Common Stock to meet the Minimum Bid Price Requirement of The Nasdaq Capital Market without effecting the 2025 Reverse Stock Split, the per share price of the Common Stock immediately prior to the 2025 Reverse Stock Split and the expected stability of the per share price of our Common Stock following the 2025 Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect the 2025 Reverse Stock Split, it will adopt resolutions establishing the final ratio for the 2025 Reverse Stock Split. We will notify Nasdaq of our intention to effect the 2025 Reverse Stock Split in accordance with then-current regulations applicable thereto and will provide public notice of the 2025 Reverse Stock Split prior to the proposed market effective date. For additional information concerning the factors the Board will consider in deciding whether to effect the 2025 Reverse Stock Split, see “— Determination of the 2025 Reverse Stock Split Ratio” and “— Board Discretion to Effect the 2025 Reverse Stock Split.”

The text of the proposed amendment to the Company’s Certificate of Incorporation to effect the 2025 Reverse Stock Split is included as Annex A to this proxy statement (the “2025 Reverse Stock Split Certificate of Incorporation Amendment”). If the 2025 Reverse Stock Split Proposal is approved by the Company’s stockholders, the Company will have the authority to file the 2025 Reverse Stock Split Certificate of Incorporation Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing. The Board has determined that the 2025 Reverse Stock Split Proposal is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at this Annual Meeting and any postponements or adjournments thereof.

Reasons for the 2025 Reverse Stock Split

Maintain Nasdaq Listing

We are submitting this proposal to our stockholders for approval in order to increase the trading price of our Common Stock to meet the Minimum Bid Price Requirement for continued listing on the Nasdaq Capital Market. Failure to do so could result in our Common Stock being delisted from Nasdaq. Accordingly, we believe that the 2025 Reverse Stock Split Proposal is in our stockholders’ best interests.

On June 20, 2024, we received a notification letter from Nasdaq indicating that the Company was no longer in compliance with Nasdaq Listing Rule 5550(a)(2), because the minimum bid price of the Company’s Common Stock had closed below the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until December 17, 2024, to regain compliance. As of December 17, 2024, the Common Stock had not regained compliance with the Minimum Bid Price Requirement. In a letter dated December 19, 2024, Nasdaq notified the Company that Nasdaq’s staff had determined that the Company was eligible for the Second Compliance Period, until June 16, 2025, to regain compliance with the Minimum Bid Price Requirement. The Board currently intends to effect the 2025 Reverse Stock Split, if necessary, in order to regain compliance with the Minimum Bid Price Requirement.

We believe that the 2025 Reverse Stock Split will provide us the opportunity to meet the criteria to satisfy the Minimum Bid Price Requirement for continued listing on the Nasdaq Capital Market. A decrease in the number of outstanding shares of our Common Stock resulting from the 2025 Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our Common Stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the Minimum Bid Price Requirement of the Nasdaq Capital Market following the 2025 Reverse Stock Split.

Potential Increased Interest from New Investors

We believe increasing the trading price of our Common Stock may also assist in any capital-raising efforts we may undertake by making our Common Stock more attractive to a broader range of investors and promote greater liquidity for our stockholders. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the 2025 Reverse Stock Split will provide the Board flexibility to make our Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Common Stock and may facilitate future sales of our Common Stock. However, we cannot guarantee that these results will be realized.

The 2025 Reverse Stock Split could also increase interest in our Common Stock from analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

The Board intends to effect the 2025 Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and that it will improve the likelihood that we will be allowed to maintain our listing on the Nasdaq Capital Market. Accordingly, the Board approved the 2025 Reverse Stock Split as being advisable and in the best interests of the Company.

Risks Associated with the 2025 Reverse Stock Split

The 2025 Reverse Stock Split May Not Increase the Price of our Common Stock Over the Long-Term.

As noted above, the principal purpose of the 2025 Reverse Stock Split is to increase the trading price of our Common Stock to meet the minimum stock price standards of the Nasdaq Capital Market. However, the effect of the 2025 Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the 2025 Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the 2025 Reverse Stock Split will increase the market price of our Common Stock by a multiple of the 2025 Reverse Stock Split ratio or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors that may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The 2025 Reverse Stock Split May Decrease the Liquidity of our Common Stock.

The Board believes that the 2025 Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the 2025 Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the 2025 Reverse Stock Split.

The 2025 Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” that may be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the 2025 Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the 2025 Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The 2025 Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.

The 2025 Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the 2025 Reverse Stock Split ratio, then the value of the Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the 2025 Reverse Stock Split.

Potential Consequences if the 2025 Reverse Stock Split Proposal is Not Approved

If the 2025 Reverse Stock Split Proposal is not approved by our stockholders, the Board will not have the authority to effect the 2025 Reverse Stock Split Certificate of Incorporation Amendment to, among other things, facilitate the continued listing of our Common Stock on the Nasdaq Capital Market by increasing the per share trading price of our Common Stock to help ensure a share price high enough to satisfy the $1.00 per share Minimum Bid Price Requirement. Any inability of the Board to effect the 2025 Reverse Stock Split could expose us to delisting from the Nasdaq Capital Market.

Determination of the 2025 Reverse Stock Split Ratio

The Board believes that stockholder approval of an amendment that gives the Board the discretion to implement a reverse stock split at a ratio of between 1-for-5 and 1-for-40 for the potential 2025 Reverse Stock Split is advisable and in the best interests of the Company and stockholders because it is not possible to predict market conditions at the time the 2025 Reverse Stock Split would be implemented. We believe that of the proposed 2025 Reverse Stock Split range provides us with the most flexibility to achieve the desired results of the 2025 Reverse Stock Split. The 2025 Reverse Stock Split ratio to be selected by the Board will be no greater than 1-for-40. We will publicly announce the chosen ratio at least five business days prior to the effectiveness of the 2025 Reverse Stock Split, and the 2025 Reverse Stock Split will be implemented by the one-year anniversary of the date on which the 2025 Reverse Stock Split is approved by our stockholders at this Annual Meeting or any postponements or adjournments thereof, if at all.

The selection of the specific 2025 Reverse Stock Split ratio will be based on several factors, including, among other things:

•	our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market;

•	the per share price of our Common Stock immediately prior to the 2025 Reverse Stock Split;

•	the expected stability of the per share price of our Common Stock following the 2025 Reverse Stock Split;

•	the likelihood that the 2025 Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;

•	prevailing market conditions;

•	general economic conditions in our industry; and

•	our market capitalization before and after the 2025 Reverse Stock Split.

We believe that granting the Board the authority to set the ratio for the 2025 Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the 2025 Reverse Stock Split, the Company will make a public announcement regarding the determination of the 2025 Reverse Stock Split ratio.

Board Discretion to Effect the 2025 Reverse Stock Split

If the 2025 Reverse Stock Split Proposal is approved by our stockholders, the Board will have the discretion to implement the 2025 Reverse Stock Split or to not effect the 2025 Reverse Stock Split at all on or prior to the one-year anniversary of the date on which the 2025 Reverse Stock Split is approved by our stockholders at this Annual Meeting or any postponements or adjournments thereof. The Board currently intends to effect, if necessary, the 2025 Reverse Stock Split in order to regain compliance with the Minimum Bid Price Requirement. If the trading price of our Common Stock increases without effecting the 2025 Reverse Stock Split, the 2025 Reverse Stock Split may not be necessary. Following the 2025 Reverse Stock Split, if implemented, there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the 2025 Reverse Stock Split or that the market price of the post-split Common Stock can be maintained above $1.00. There also can be no assurance that our Common Stock will not be delisted from the Nasdaq Capital Market for other reasons.

If our stockholders approve the 2025 Reverse Stock Split Proposal at this Annual Meeting or any postponements or adjournments thereof, the 2025 Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the 2025 Reverse Stock Split is advisable and in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the 2025 Reverse Stock Split. If the Board does not implement the 2025 Reverse Stock Split prior to the one-year anniversary of the date on which the 2025 Reverse Stock Split is approved by our stockholders at this Annual Meeting or any postponements or adjournments thereof, the authority granted in this proposal to implement the 2025 Reverse Stock Split will terminate and the 2025 Reverse Stock Split Certificate of Incorporation Amendment will be abandoned.

The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the 2025 Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the 2025 Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the 2025 Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

We have not proposed the 2025 Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the 2025 Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effects of the 2025 Reverse Stock Split

Effects of the 2025 Reverse Stock Split on Issued and Outstanding Shares.

If the 2025 Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock by a 2025 Reverse Stock Split ratio of between 1-for-5 and 1-for-40. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the 2025 Reverse Stock Split. However, the 2025 Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in our Company, except to the extent that the 2025 Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the treatment of fractional shares in the 2025 Reverse Stock Split. Therefore, voting rights and other rights, powers and preferences of the holders of Common Stock will not be affected by the 2025 Reverse Stock Split (other than as a result of the treatment of fractional shares). Common Stock issued pursuant to the 2025 Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of Common Stock will remain $0.0001.

For purposes of illustration, if the 2025 Reverse Stock Split is effected at a ratio of 1-for-5, 1-for-25 or 1-for-40, the number of issued and outstanding shares of Common Stock after the 2025 Reverse Stock Split would be approximately 15,150,646 shares, 3,030,129 shares and 1,893,831 shares, respectively, based on the number of shares outstanding as March 17, 2025.

We are currently authorized to issue a maximum of 500,000,000 shares of our Common Stock. As of March 17, 2025, there were 75,753,229 shares of our Common Stock outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the 2025 Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the 2025 Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the 2025 Reverse Stock Split.

Following the 2025 Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate.

Effect on Equity Compensation Plan, Outstanding Options and RSUs

If the 2025 Reverse Stock Split is approved and effected, the total number of shares of Common Stock reserved for issuance under The Oncology Institute, Inc. 2021 Incentive Award Plan (the “2021 Plan”), the TOI Parent, Inc. 2019 Non-Qualified Stock Option Plan (the “2019 Plan”) and the 2021 ESPP would be reduced in proportion to the ratio selected by the Board. As of March 17, 2025, there were a total of (i) 6,730,033 shares of Common Stock reserved for issuance upon the exercise of stock options and the settlement of restricted stock units (“RSUs”) outstanding under the 2019 Plan; (ii) 5,757,488 shares of Common Stock remained available for future awards under the 2019 Plan; (iii) 17,722,417 shares of Common Stock reserved for issuance upon the exercise of stock options and the settlement of RSUs outstanding under the 2021 Plan; (iv) 13,617,301 shares of Common Stock remained available for future awards under the 2021 Plan; and (v) 3,591,088 shares of Common Stock reserved for issuance under the 2021 ESPP. Following the 2025 Reverse Stock Split, if any, such reserves would be reduced to (i) between approximately 143,937 shares and approximately 1,151,498 shares of Common Stock that would be available for future grants and awards under our 2019 Plan; (ii) between approximately 340,433 shares and approximately 2,723,460 shares of Common Stock that would be available for future grants and awards under our 2021 Plan; and (iii) between approximately 89,777 shares and approximately 718,218 shares of Common Stock that would be available for future grants and awards under our 2021 ESPP, depending on the reverse stock split ratio fixed by the Board within the range approved by our stockholders and without taking into account the evergreen increase in the number of shares available for future issuance that may be added to the 2021 Plan and ESPP in January 2026.

Under the terms of our outstanding options and RSUs, the 2025 Reverse Stock Split would adjust and proportionately reduce the number of shares of Common Stock issuable upon exercise or settlement, as applicable, of such options and RSUs in the same ratio of the 2025 Reverse Stock Split and, correspondingly, would proportionately increase the exercise price of such options. The number of shares of Common Stock issuable upon exercise or settlement of outstanding options and RSUs and the exercise or purchase price related thereto, as applicable, would be equitably adjusted in accordance with the terms of the applicable plan, which may include rounding the number of shares of Common Stock issuable to the nearest whole share.

Effect on Common Stock Warrants

If the 2025 Reverse Stock Split is effected, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of our outstanding warrants. This will result in approximately the same aggregate price being required to be paid under such securities upon exercise or conversion, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the 2025 Reverse Stock Split as was the case immediately preceding the 2025 Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based on the final ratio determined by the Board, subject to our treatment of fractional shares.

Potential Anti-Takeover Effect

The 2025 Reverse Stock Split would result in an increase in the proportion of authorized but unissued shares of Common Stock relative to our outstanding shares, which could be construed as having an anti-takeover effect. The Board has not proposed the 2025 Reverse Stock Split with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance as a result of the 2025 Reverse Stock Split could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions consistent with its fiduciary duties.

Effects of the 2025 Reverse Stock Split on Voting Rights

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the 2025 Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the 2025 Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the 2025 Reverse Stock Split.

Effects of the 2025 Reverse Stock Split on Regulatory Matters

The Company is subject to the periodic reporting and other requirements of the Exchange Act. The 2025 Reverse Stock Split will not affect the Company’s obligation to publicly file financial and other information with the SEC.

Effects of the 2025 Reverse Stock Split on Authorized Share Capital

The total number of shares of capital stock that we are authorized to issue and the par value of our capital stock will not be affected by the 2025 Reverse Stock Split.

Treatment of Fractional Shares in the 2025 Reverse Stock Split

The Company does not intend to issue fractional shares in the event that a stockholder owns a number of shares of Common Stock that is not evenly divisible by the 2025 Reverse Stock Split ratio. If the 2025 Reverse Stock Split is effected, each fractional share of Common Stock will be:

•

rounded up or down, as applicable, to the nearest whole share of Common Stock after all of the fractional interests of a holder have been aggregated, if such shares of Common Stock are held directly; or

•

rounded down to the nearest whole share of Common Stock, if such shares are subject to an award granted under the Incentive Plan, in order to comply with the requirements of Sections 409A and 424 of the Code.

Reservation of Right to Abandon the 2025 Reverse Stock Split Proposal

The Board reserves the right to abandon the 2025 Reverse Stock Split Proposal without further action by our stockholders at any time before it is made effective by filing the 2025 Reverse Stock Split Certificate of Incorporation Amendment, even if stockholders approve such amendment at the Annual Meeting. By voting in favor of the 2025 Reverse Stock Split Proposal, stockholders are also expressly authorizing the Board to determine not to proceed with, and abandon, the 2025 Reverse Stock Split Proposal if it should so decide.

Interests of Directors and Executive Officers

Certain of our officers and directors have an interest in the 2025 Reverse Stock Split Proposal as a result of their ownership of shares of Common Stock. However, we do not believe that our officers or directors have interests in the 2025 Reverse Stock Split Proposal that are different than or greater than those of any of our other stockholders.

Effective Time of the 2025 Reverse Stock Split

If the 2025 Reverse Stock Split Proposal is approved by our stockholders, the 2025 Reverse Stock Split would become effective, if at all, when the 2025 Reverse Stock Split Certificate of Incorporation Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of the 2025 Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when (prior to the one-year anniversary of the date on which the 2025 Reverse Stock Split is approved by our stockholders at this Annual Meeting or any postponements or adjournments thereof, the authority granted in this proposal to implement the 2025 Reverse Stock Split will terminate and the 2025 Reverse Stock Split Certificate of Incorporation Amendment will be abandoned on such one-year anniversary) to amend our Certificate of Incorporation to effect the 2025 Reverse Stock Split.

Exchange of Share Certificates

If the 2025 Reverse Stock Split is effected, each certificate representing pre-2025 Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-2025 Reverse Stock Split Common Stock at the effective time of the 2025 Reverse Stock Split. As soon as practicable after the effective time of the 2025 Reverse Stock Split, the Transfer Agent will mail a letter of transmittal to the Company’s stockholders containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-2025 Reverse Stock Split shares of Common Stock to the Transfer Agent in exchange for certificate(s) representing post-2025 Reverse Stock Split shares of Common Stock. No certificate(s) representing post-2025 Reverse Stock Split shares of Common Stock will be issued to a stockholder until such stockholder has surrendered all certificate(s) representing pre-2025 Reverse Stock Split shares of Common Stock, together with a properly completed and executed letter of transmittal, to the Transfer Agent. No stockholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-2025 Reverse Stock Split shares of Common Stock for certificate(s) representing post-2025 Reverse Stock Split shares of Common Stock registered in the same name.

Stockholders who hold uncertificated shares of Common Stock electronically in “book-entry” form will have their holdings electronically adjusted by the Transfer Agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the 2025 Reverse Stock Split. If any certificate(s) or book-entry statement(s) representing pre-2025 Reverse Stock Split shares of Common Stock to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-2025 Reverse Stock Split shares of Common Stock will contain the same restrictive legend or notation.

Any stockholder whose share certificate(s) representing pre-2025 Reverse Stock Split shares of Common Stock has been lost, stolen or destroyed will only be issued post-2025 Reverse Stock Split Common Stock after complying with the requirements that the Company and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

STOCKHOLDERS SHOULD NOT DESTROY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK UNTIL THEY ARE REQUESTED TO DO SO.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the 2025 Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The 2025 Reverse Stock Split will not be consummated, if at all, until after approval of the Company’s stockholders is obtained. The Company is not obligated to obtain any governmental approvals or comply with any state or federal laws or regulations with respect to either seeking stockholder approval or effecting the 2025 Reverse Stock Split.

Accounting Treatment of the 2025 Reverse Stock Split

If the 2025 Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, on the effective date of the 2025 Reverse Stock Split, the stated capital on the Company’s consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the 2025 Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Common Stock held in treasury, if any, will be reduced in proportion to the 2025 Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the 2025 Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the 2025 Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the 2025 Reverse Stock Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”) and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the 2025 Reverse Stock Split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders (as defined below) subject to the alternative minimum tax or the unearned income Medicare tax and U.S. holders whose functional currency is not the U.S. dollar. This summary also assumes that the pre-2025 Reverse Stock Split shares of Common Stock were, and the post-2025 Reverse Stock Split shares of Common Stock will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

In general, no gain or loss should be recognized by a stockholder upon the exchange of pre-2025 Reverse Stock Split Common Stock for post-2025 Reverse Stock Split Common Stock. The aggregate tax basis of the post-2025 Reverse Stock Split Common Stock should be the same as the aggregate tax basis of the pre-2025 Reverse Stock Split Common Stock exchanged in the 2025 Reverse Stock Split. A stockholder’s holding period in the post-2025 Reverse Stock Split Common Stock should include the period during which the stockholder held the pre-2025 Reverse Stock Split Common Stock exchanged in the 2025 Reverse Stock Split.

As noted above, we will not issue fractional shares of Common Stock in connection with the 2025 Reverse Stock Split. In certain circumstances, stockholders who would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the 2025 Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole post-2025 Reverse Stock Split share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of Common Stock is not clear.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the 2025 Reverse Stock Split.

Vote Required

In order to approve the 2025 Reverse Stock Split Proposal, assuming that a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on the 2025 Reverse Stock Split Proposal is required for the proposal to pass. Neither the failure to vote on the 2025 Reverse Stock Split Proposal nor an abstention will have an effect on the outcome. A vote on this proposal will be considered a “routine” matter. Therefore, we do not expect any broker non-votes on this proposal and a failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal.

Board Recommendation

The Board unanimously recommends a vote “FOR” the 2025 Reverse Stock Split Proposal.

EXECUTIVE OFFICERS

Below is biographical information for each of our current executive officers as of March 17, 2025. Each executive officer, except for Dr. Virnich, serves at the discretion of both the Chief Executive Officer and the Board of Directors. Dr. Virnich serves at the discretion of the Board of Directors.

Name	Age	Position
Daniel Virnich	46	Chief Executive Officer
Robert Carter	39	Chief Financial Officer
Yale Podnos	54	Chief Medical Officer
Jeremy Castle	41	Chief Operations Officer

Daniel Virnich has served as our Chief Executive Officer since June 2023, and before that, as our President since March 2022 and our Chief Operating Officer since 2020. Prior to joining the Company, from 2018 to 2019, Dr. Virnich was the market president of DaVita Medical Group, Florida region, a Medicare Advantage at-risk provider group serving over 90,000 Medicare Advantage members with over 1,400 teammates and clinicians. Prior to this role, Dr. Virnich was a Senior Vice President of Operations in the California region with DaVita Medical Group from 2015 to 2018. Dr. Virnich previously served as the Chief Medical Officer of TeamHealth Acute Care Services, working with hospitals and healthcare systems across 26 states. Dr. Virnich holds a BA in Biology from The University of Chicago, an MD from the Pritzker School of Medicine at the University of Chicago where he was elected to Alpha Omega Alpha, and an MBA from Kellogg School of Management at Northwestern University.

Robert Carter has served as our Chief Financial Officer since October 2024. Mr. Carter joined the Company in December 2021 as Vice President of Finance and was promoted to Senior Vice President in 2023. In this role, he oversaw corporate finance, financial planning and analysis (FP&A), treasury and investor relations, playing a crucial role in shaping the Company’s financial strategy. Mr. Carter’s extensive background spans various healthcare sectors, including pharmaceutical finance, Medicare Advantage, Medi-Cal, and physician group practices. Before joining the Company, Mr. Carter served as Head of FP&A at Hoag Health System, a multi-specialty physician group practice and management services organization (MSO) from March 2020 to December 2021. Mr. Carter also previously held several leadership positions in FP&A at SCAN Health Plan and McKesson US Pharma. Mr. Carter holds a BS in finance from California State University, East Bay.

Yale Podnos has served as our Chief Medical Officer since November 2021, and before that for Legacy TOI since 2020. Prior to joining the Company, Dr. Podnos served as Chief Medical Officer of the West Hills Hospital and Medical Center. From 2011 to 2018, Dr. Podnos was employed by UNC Rex Healthcare in Raleigh, North Carolina, where he held positions as Medical Director of Surgical Oncology and Chairman of the Department of Surgery. He has also previously held a position on the faculty of Duke University. Dr. Podnos holds a BA in biology from New York University and a Masters in Public Health from the Harvard School of Public Health. Dr. Podnos received his MD from the University of California, Irvine School of Medicine, where he also completed his residency in general surgery. Following his residency, Dr. Podnos completed a fellowship in surgical oncology at City of Hope National Cancer Center.

Jeremy Castle has served as our Chief Operations Officer since September 2023 and has worked in the healthcare industry for over 15 years in operations, business development, sales and executive leadership, primarily in the Phoenix, Arizona region. Prior to joining the Company, Mr. Castle served as Vice President of Operations of OneOncology, Inc., headquartered in Nashville, Tennessee, from January 2022 until August 2024. From March 2020 to December 2021, he served as Chief Operating Officer of Arizona Urology Specialists, United Urology Group. Prior to that, he was Executive Director of The US Oncology Network, a position he held from January 2019 to March 2020. He served as Regional Director of Operations of Panoramic Health from June 2018 to December 2019 and as Director of Operations of Ironwood Physicians, PC from October 2014 to June 2018. He also held various leadership roles with California Cancer Associates and Global Nephrology Solutions.

His areas of expertise include leading development and integration of long-term growth initiatives, engaging critical stakeholders, forging strategic partnerships, recruiting and retention, risk management, facility accreditation and regulatory compliance, new process implementation, change management, contract negotiations, and human resources management. He holds a Bachelor of Science Degree in Business Administration – Business Management/Finance from the University of Arizona and a Master of Business Administration – Finance from the University of Arizona, Eller College of Management.

EXECUTIVE AND DIRECTOR COMPENSATION

Our Named Executive Officers for the year ended December 31, 2024 include Daniel Virnich, our Chief Executive Officer, and Jeremy Castle and Yale Podnos, our two most highly compensated executive officers other than our current Chief Executive Officer, who were serving as executive officers as of December 31, 2024, and Mihir Shah, our previous Chief Financial Officer during 2024 (collectively, the “Named Executive Officers”). To date, the compensation packages for our Named Executive Officers primarily consist of base salary, an annual cash incentive bonus, restricted stock unit and stock option awards and health and welfare benefits.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Named Executive Officers for the years ended December 31, 2024 and 2023:

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation		Total
Daniel Virnich	2024	$475,000	$217,051	$118,316	$295,791	$—	$12,200	(6)	$1,118,358
	2023	$455,000	$147,420	$55,288	$138,221	$—	$12,200	(6)	$808,129
Jeremy Castle	2024	$375,000	$100,950	$41,792	$104,478	$—	$—	(6)	$622,220
	2023	$375,000	$33,273	$21,101	$52,752	$—	$—	(6)	$486,126
Yale Podnos	2024	$407,000	$154,564	$10,448	$26,120	$—	$12,200	(6)	$610,332
	2023	$395,000	$128,160	$15,978	$39,946	$—	$12,200	(6)	$591,284
Mihir Shah(5)	2024	$405,000	$—	$90,270	$225,674	$—	$12,200	(6)	$733,144
	2023	$405,000	$97,426	$84,748	$211,869	$—	$2,700	(6)	$801,743

(1)	Amounts reflect annual base salary, as further described below. 2024 bonuses were paid in 2025.
(2)

Amounts reflect the aggregate grant date fair value of restricted stock units issued to the Named Executive Officers computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. See Note 14 of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 26, 2025 for a discussion of the relevant assumptions used in calculating these amounts.

(3)

Amounts reflect the aggregate grant date fair value of stock options issued to the Named Executive Officers computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. See Note 14 of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 26, 2025 for a discussion of the relevant assumptions used in calculating these amounts.

(4)

Amounts reflect annual cash incentives earned by each Named Executive Officer in the applicable year, based on the achievement of pre-established performance goals, as further described below in “—Bonuses.”

(5)	Mr. Shah stepped down as the Company’s Chief Financial Officer as of October 14, 2024.
(6)	Amounts reflect employer matching contributions paid pursuant to our 401(k) plan.

Narrative to Summary Compensation Table

Salaries

In 2024, the Named Executive Officers received an annual base salary to compensate them for services rendered to our Company. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The annual base salaries for Dr. Virnich, Mr. Castle, Dr. Podnos and Mr. Shah for 2024 were $475,000, $375,000, $407,000 and $405,000, respectively. The actual base salary amounts paid to our Named Executive Officers during 2024 is set forth above in the Summary Compensation Table in the column entitled “Salary.”

Bonuses

We maintained an annual performance-based cash bonus program for 2024 in which Dr. Virnich, Mr. Castle, Dr. Podnos and Mr. Shah participated (the “2024 Bonus Program”). Bonus payments under the 2024 Bonus Program were determined based on achievement of certain corporate, operational and individual performance goals approved by our Board, subject to the recipient’s continued employment through the payment date. Each of Dr. Virnich’s, Mr. Castle’s, Dr. Podnos’ and Mr. Shah’s target bonus under the 2024 Bonus Program was expressed as a percentage of base salary, as follows: Dr. Virnich: 40%; Mr. Castle: 40%; Dr. Podnos: 40%; and Mr. Shah: 40%.

Under the 2024 Bonus Program, 100% of each of Dr. Virnich’s, Mr. Castle’s and Dr. Podnos’ bonus was based on the attainment of overall Company performance and operational goals tied to revenue, gross profit and Adjusted EBITDA, as well as individual contributions to the Company, with any such earned bonus to be paid following the end of calendar year 2024. Mr. Shah was not entitled to a bonus under the 2024 Bonus Program once he terminated his employment as of October 14, 2024.

The actual annual cash bonuses awarded to Dr. Virnich, Mr. Castle and Dr. Podnos under the 2024 Bonus Program, as determined by our Board based on the level at which the applicable Company performance goals were attained, is set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity-Based Compensation

Equity Award Grant Practices

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our Named Executive Officers. The Board or Compensation Committee is responsible for approving equity grants. We typically grant equity awards to new hires or employees receiving promotions upon the first regularly-scheduled quarterly grant date following the commencement of such employment or promotion. The regularly-scheduled quarterly grant dates are April, July, and October. Annual awards are typically granted in the first quarter of each year. Generally, our equity awards granted to our Named Executive Officers vest over four years, subject to the employee’s continued employment with us on each vesting date.

The Board and Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity-based awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. For all stock option awards, the exercise price is the closing price of our Common Stock on the Nasdaq Capital Market on the date of the grant. If the grant date falls on a non-trading day, the exercise price is the closing price of our Common Stock on the Nasdaq Capital Market on the last trading day preceding the date of grant. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for any Named Executive Officer grants in fiscal year 2024.

We granted certain equity awards, including stock options, to Named Executive Officers on May 21, 2024, one business day before the May 22, 2024 filing of the Company’s Amendment No. 2 on Form 10-K/A to its Annual Report for the year ended December 31, 2023, which was initially filed with the SEC on March 28, 2024 (“Form 10-K/A”), and the Company’s Amendment No. 1 on Form 10/A to its Quarterly Report for the period ended March 31, 2024, which was initialed filed with the SEC on May 14, 2024 (“Form 10-Q/A”). However, the Form 10-K/A and Form 10-Q/A were filed solely to amend the certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 appended as Exhibits 31.1 and 31.2 to each of the original filings. These amended certifications included the introductory language of paragraph 4 and the language of paragraph 4(b) referring to internal control over financial reporting, which language was inadvertently omitted from the Company’s certifications in the original filings. The Form 10-K/A and Form 10-Q/A did not alter or affect any other part or any other information originally set forth in either of the original filings or modify or update in any way disclosures regarding material nonpublic information made in either of the original filings. Subject to the above disclosure, during fiscal year 2024, we did not grant equity awards to our Named Executive Officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Equity Grants

In May 2024, we granted each of Dr. Virnich, Mr. Castle, Dr. Podnos and Mr. Shah options to purchase 496,293, 175,299, 43,825, and 378,648 shares of our Common Stock, respectively, under our 2021 Plan. The options vest in four equal annual installments on each of the first four anniversaries of the May 21, 2024 grant date, subject to the executive’s continued service with the Company through the applicable vesting date. The options were granted at an exercise price of $2.00 per share, which was the fair market value per share of our Common Stock on the date of grant.

Also, in May 2024, we granted each of Dr. Virnich, Mr. Castle, Dr. Podnos and Mr. Shah 198,517, 70,120, 17,530 and 151,459 restricted stock units, respectively, under the 2021 Plan. The restricted stock units vest in four equal annual installments on each of the first four anniversaries of the May 21, 2024 grant date, subject to the executive’s continued service with the Company through the applicable vesting date.

Other Elements of Compensation

All of our employees are eligible to participate in a 401(k) retirement savings plan, and in our health and welfare plans, subject to the terms and conditions of such plans. Under the 401(k) plan, eligible employees may defer a portion of their compensation on a pre-tax basis through contributions to the 401(k) plan, subject to limitations of the Internal Revenue Code. In 2024, we matched contributions made by participants in the 401(k) plan at the rate of 100% of the first 4% of the participant’s compensation, which are fully vested. We believe that providing a vehicle for tax-deferred retirement savings though the 401(k) plan and standard employee benefits adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our Named Executive Officers, in accordance with our compensation policies.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of our Common Stock underlying outstanding equity incentive plan awards for each Named Executive Officer as of December 31, 2024:

	Option Awards							Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel Virnich	3/1/2020	(1)	251,603	—	—	$0.86	3/1/2030	—	—	—	—
	3/1/2020	(2)	403,006	—	—	$0.86	3/1/2030	—	—	—	—
	3/21/2022	(3)	159,944	53,315	—	$7.09	3/21/2032	—	—	—	—
	3/21/2022	(4)	—	—	—	$—	—	10,504	$3,246	—	—
	11/17/2022	(5)	101,771	101,772	—	$1.87	11/17/2032	—	—	—	—
	11/17/2022	(6)	—	—	—	$—	—	20,051	$6,196	—	—
	3/17/2023	(11)	71,840	215,521	—	$0.481	3/17/2033	—	—	—	—
	3/17/2023	(12)	—	—	—	—	—	86,208	$26,638	—	—
	5/21/2024	(15)	—	496,293	—	$2.00	5/21/2034	—	—	—	—
	5/21/2024	(16)	—	—	—	—	—	198,517	$61,342	—	—
Jeremy Castle	11/30/2023	(13)	7,712	23,137	—	$1.71	11/30/2033	—	—	—	—
	11/30/2023	(14)	—	—	—	—	—	9,255	$2,860	—	—
	5/21/2024	(15)	—	175,299	—	$2.00	5/21/2034	—	—	—	—
	5/21/2024	(16)	—	—	—	—	—	70,120	$21,667	—	—
Mihir Shah	5/19/2022	(7)	81,519	—	—	$7.58	5/19/2032	—	—	—	—
	5/19/2022	(8)	—	—	—	$—	—	—	$—	—	—
	11/17/2022	(5)	23,604	—	—	$1.87	11/17/2032	—	—	—	—
	11/17/2022	(6)	—	—	—	$—	—	—	$—	—	—
	3/17/2023	(11)	110,119	—	—	$0.481	3/17/2033	—	—	—	—
	3/17/2023	(12)	—	—	—	$—	—	—	$—	—	—
	5/21/2024	(15)	—	—	—	$2.00	5/21/2034	—	—	—	—
	5/21/2024	(16)	—	—	—	—	—	—	$—	—	—
Yale Podnos	2/19/2020	(1)	54,541	—	—	$0.86	2/19/2030	—	—	—	—
	1/12/2021		22,853	522	—	$0.86	1/12/2031	—	—	—	—
	12/2/2019	(2)	68,208	—	—	$0.86	12/2/2029	—	—	—	—
	3/21/2022	(3)	8,238	2,764	—	$7.09	3/21/2032	—	—	—	—
	3/21/2022	(9)	32,281	32,286	—	$7.09	3/21/2032	—	—	—	—
	3/21/2022	(11)	—	—	—	$—	—	541	$167	—	—
	3/21/2022	(10)	—	—	—	$—	—	6,361	$1,966	—	—
	11/17/2022	(5)	35,947	35,948	—	$1.87	11/17/2032	—	—	—	—
	11/17/2022	(6)	—	—	—	$—	—	7,082	$2,188	—	—
	3/17/2023	(11)	20,761	62,286	—	$0.481	3/17/2033	—	—	—	—
	3/17/2023	(12)	—	—	—	$—	—	24,915	$7,699	—	—
	5/21/2024	(15)	—	43,825	—	$2.00	5/21/2034	—	—	—	—
	5/21/2024	(16)	—	—	—	—	—	17,530	$5,417	—	—

(1)	All of the shares subject to this option grant are fully vested as of December 31, 2024.
(2)

This stock option was originally performance based, but in connection with the Business Combination, now vests pro rata monthly for 36 months on the 12th day of each succeeding month, subject to the executive’s continued service with the Company through the applicable vesting date.

(3)

This stock option vests in four equal annual installments on each of the first four anniversaries of the Closing Date, with all options becoming fully vested on November 12, 2025, subject to the executive’s continued service with the Company through each applicable vesting date.

(4)

These restricted stock units (“RSUs”) vest in four equal annual installments on each of the first four anniversaries of the Closing Date, with all RSUs becoming fully vested on November 12, 2025, subject to the executive’s continued service with the Company through each applicable vesting date

(5)

This stock option vests in four equal annual installments on each of the first four anniversaries of November 17, 2022, with all options becoming fully vested on November 17, 2026, subject to the executive’s continued service with the Company through each applicable vesting date.

(6)

These RSUs vest in four equal annual installments on each of the first four anniversaries of November 17, 2022, with all RSUs becoming fully vested on November 17, 2026, subject to the executive’s continued service with the Company through each applicable vesting date.

(7)

This stock option vests in four equal annual installments on each of the first four anniversaries of May 19, 2022, with all options becoming fully vested on May 19, 2026, subject to the executive’s continued service with the Company through each applicable vesting date.

(8)

These RSUs vest in four equal annual installments on each of the first four anniversaries of May 19, 2022, with all RSUs becoming fully vested on May 19, 2026, subject to the executive’s continued service with the Company through each applicable vesting date.

(9)

The stock options vest as to 1/3rd of the options granted on the second anniversary of November 12, 2021 (the Vesting Commencement Date), with the remaining options vesting in four equal annual installments beginning on the third anniversary of the Vesting Commencement Date, with all options becoming fully vested on the sixth anniversary of the Vesting Commencement Date, subject to continued service with the Company through each applicable vesting date.

(10)

Represents RSUs with 1/3rd of the RSUs vesting on the second anniversary of the Vesting Commencement Date, with the remaining RSUs vesting in four equal annual installments beginning on the third anniversary of the Vesting Commencement Date, with all RSUs becoming fully vested on the sixth anniversary of the Vesting Commencement Date, subject to continued service with the Company through each applicable vesting date.

(11)

The stock options vest in four equal annual installments on each of the first four anniversaries of the Vesting Commencement Date, with all options becoming fully vested on the fourth anniversary of the Vesting Commencement Date, subject to continued service with the Company through each applicable vesting date.

(12)

These RSUs vest in four equal annual installments on each of the first four anniversaries of March 17, 2023, with all RSUs becoming fully vested on March 24, 2027, subject to continued service with the Company through each applicable vesting date.

(13)

The stock options vest in four equal annual installments on each of the first four anniversaries of November 30, 2023 (the Vesting Commencement Date), with all options becoming fully vested on the fourth anniversary of the Vesting Commencement Date, subject to continued service with the Company through each applicable vesting date, subject to continued service with the Company through each applicable vesting date.

(14)

These RSUs vest in four equal annual installments on each of the first four anniversaries of November 30, 2023, with all RSUs becoming fully vested on November 30, 2027, subject to continued service with the Company through each applicable vesting date.

(15)

The stock options vest in four equal annual installments on each of the first four anniversaries of May 21, 2024 (the Vesting Commencement Date), with all options becoming fully vested on the fourth anniversary of the Vesting Commencement Date, subject to continued service with the Company through each applicable vesting date, subject to continued service with the Company through each applicable vesting date.

(16)

These RSUs vest in four equal annual installments on each of the first four anniversaries of May 21, 2024, with all RSUs becoming fully vested on May 21, 2028, subject to continued service with the Company through each applicable vesting date, subject to continued service with the Company through each applicable vesting date.

Executive Compensation Arrangements

We have entered into employment agreements with each of Dr. Virnich, Mr. Castle and Dr. Podnos, which set forth the terms and conditions of their employment, including initial base salary and eligibility to participate in our employee benefit programs. Each of the employment agreements has a three-year initial term with additional one-year automatic extensions thereafter. In the event that an executive is terminated by us without “cause” or by the executive with “good reason” (each as defined in the respective employment agreement), then such executive will be eligible for salary continuation for a severance period and payments or reimbursements for the cost of COBRA premiums for a severance period, subject to execution of a general release of claims. The severance period for Dr. Virnich is 12 months and is three months for Mr. Castle and Dr. Podnos. Each Named Executive Officer is subject to certain post-employment obligations, including 24-month post-employment non-solicitation of employees covenant, 36-month confidentiality and indefinite non-disparagement obligations.

2024 DIRECTOR COMPENSATION

We maintain a non-employee director compensation policy that provides for annual retainer fees and long- term equity awards for our non-employee directors. In 2024, each non-employee director received an annual cash retainer of $75,000, pro-rated to reflect actual time served as a non-employee director. Commencing in 2023, the non-employee directors also received annual grants of RSUs in the aggregate dollar amount of $100,000 (the “Annual Awards”). In addition, a non-employee director serving as the chairperson of the audit, compensation, compliance and nominating and corporate governance committees received additional annual equity retainers payable in RSUs as follows: (i) for the audit committee, $30,000; and (ii) for the remaining committees, $20,000. A non-employee director serving as a member of the audit, compensation, compliance and nominating and corporate governance committees received additional annual equity retainers payable in $15,000 in value of RSUs for audit committee members and $10,000 in value of RSUs for the remaining committees. In each instance, the actual number of shares was determined by dividing the dollar amount by the closing price of our Common Stock on the grant date. Mr. Barasch, our Chairman of the Board received a single RSU grant of 80,000 RSUs in November 2024 which reflected his additional service as Chairman.

In 2024, the RSU awards were made in November 2024, which award will vest on the date of this Annual Meeting, subject to the non-employee director’s continued service to the Company on such date. If a non-employee director is asked to resign or is removed from the Board during the 12 months commencing on or following a change in control of our Company, then all of the non-employee director’s equity awards will vest in full.

The following individuals served as non-employee directors of the Company in 2024: Richard Barasch, Maeve O’Meara Duke, Brad Hively, Karen Johnson, Mohit Kaushal, Gabriel Ling, Anne McGeorge and Mark Pacala. Ms. O’Meara Duke resigned from the Board as of January 1, 2025. The following table sets forth information concerning the compensation for our non-employee directors during the year ended December 31, 2024. In addition to the cash fees and awards of RSUs noted in the table, we also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of the Board and its committees.

The following table summarizes compensation received by our non-employee directors for services rendered during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Richard Barasch	—	$12,400	—	12,400
Maeve O’Meara Duke	75,000	—	—	75,000
Brad Hively	75,000	$6,820	—	81,820
Karen Johnson	75,000	$8,060	—	83,060
Mohit Kaushal	75,000	$8,680	—	83,680
Gabriel Ling	75,000	$6,200	—	81,200
Anne McGeorge	75,000	$8,680	—	83,680
Mark Pacala	75,000	$7,750	—	82,750

(1)

Amounts reflect the aggregate grant date fair value of stock awards issued to the directors computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. See Note 14 of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 26, 2025 for a discussion of the relevant assumptions used in calculating these amounts.

The table below shows the aggregate numbers of unvested RSU awards held as of December 31, 2024 by each non-employee director served in such capacity during the year ended December 31, 2024.

Name	Unvested Restricted Stock Units Outstanding at Fiscal Year End
Richard Barasch	80,000
Maeve O’Meara Duke	—
Brad Hively	44,000
Karen Johnson	52,000
Mohit Kaushal	56,000
Gabriel Ling	40,000
Anne McGeorge	56,000
Mark Pacala	50,000

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2024 regarding Common Stock that may be issued under our equity compensation plans, consisting of the 2021 Plan, the 2019 Plan and 2021 ESPP.

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average per share exercise price of outstanding options, warrants and rights		(C) Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	7,488,859	(1)	$1.673	(2)	17,208,389	(3)
Equity compensation plans not approved by security holders	861,023	(4)	—		—
Total	8,349,882		$1.673		17,208,389

(1)	Includes 6,755,963 outstanding options to purchase shares of Common Stock under the 2021 Plan and 732,896 outstanding options to purchase shares of Common Stock under the 2019 Plan.
(2)	Represents the weighted-average exercise price of outstanding options.
(3)

Includes 13,617,301 shares of Common Stock available for issuance under the 2021 Plan and 3,591,088 shares of Common Stock available for issuance under the 2021 ESPP (of which 3,591,088 were eligible for purchase during the offering period in effect on December 31, 2024). This amount does not include any additional shares that may become available for future issuance under the 2021 Plan pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years through 2031 by the number of shares equal to 4% of the total outstanding shares of our Common Stock as of the immediately preceding December 31. Additionally, this amount does not include any additional shares that may become available for future issuance under the 2021 ESPP pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years through 2031 by the number of shares equal to 1% of the total outstanding shares of our Common Stock as of the immediately preceding December 31.

(4)

Includes 861,023 outstanding RSUs. Prior to the consummation of the Business Combination, Richy Agajanian Holdings, P.C., a holder of Series A Preferred Shares of Legacy TOI, entered into arrangements with physicians employed by our affiliated physician-owned professional corporations to issue restricted stock awards (“RSAs”), which awards represented Series A Preferred Shares of Legacy TOI and were subject to performance vesting requirements. Each of the Legacy TOI RSAs that was outstanding immediately prior to the Business Combination, whether vested or unvested, was converted into an RSU representing the right to receive one share of our Common Stock upon vesting equal to the product of (i) the number of shares of RSAs immediately prior to the Business Combination, (ii) the conversion rate of 1:10 of the Series A Preferred Shares of Legacy TOI, and (iii) the exchange ratio of 591:1 of the shares of Common Stock of Legacy TOI. Following the Business Combination, each RSU was no longer subject to performance requirements in order to vest, but was modified to include service requirements only. The service vesting requirement states that: (i) 16.67% of the RSUs vest on the six-month anniversary of the Closing Date, and (ii) the remaining 83.33% vest on an equal quarterly-basis, subject to continuous employment with the Company or its related entities through the third anniversary of the grant date. In the event of a change in control at any time after the Closing Date, the RSUs which have not become vested will vest immediately, subject to continuous and active employment with the Company or its related entities through such change in control. Additionally, if the grantee’s employment with the Company or its related entities terminates by reason of death or permanent disability following the Closing Date, then the RSUs will immediately vest as of the date of such death or permanent disability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 17, 2025 by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our Common Stock;

•	each of our Named Executive Officers; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of March 17, 2025. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

Percentage ownership is based on 75,753,229 shares of our Common Stock outstanding as of March 17, 2025. Unless otherwise noted, the address of each beneficial owner is c/o the Oncology Institute, Inc., 18000 Studebaker Rd., Suite 800, Cerritos, California 90703.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	% of Ownership
5% Holders
M33 Growth I L.P.(1)	15,256,383	20.1%
FOG Ventures Investments, LLC(2)	4,634,908	6.1%
Oncology Care Partners, LLC(3)	4,109,771	5.4%
Directors and Executive Officers(4)
Richard Barasch(5)	823,031	1.1%
Brad Hively(6)	2,809,639	3.7%
Maeve O’Meara Duke(7)	109,104	*
Karen Johnson(8)	165,185	*
Mohit Kaushal(9)	198,045	*
Gabriel Ling(10)	109,057	*
Anne McGeorge(11)	183,346	*
Mark Pacala(12)	375,988	*
Daniel Virnich(13)	1,025,357	1.4%
Mihir Shah(14)	379,999	*
Yale Podnos(15)	295,786	*
All directors and executive officers as a group (11 individuals)	6,474,537	8.5%

*	Less than one percent
(1)

Consists of (i) 13,703,803 shares of Common Stock held by M33 Growth I L.P. (“M33”) and (ii) 1,552,580 shares of Common Stock held by TOI M, LLC (“TOI M”). M33 Growth I GP LLC is the general partner of M33. Michael Anello, Gabriel Ling and Brian Shortsleeve serve as the managers of M33 Growth I GP LLC. M33 is a member of TOI M, and Mr. Ling, Mr. Anello and Mr. Shortsleeve each serve as managers of TOI M. Mr. Ling is a member of the Company’s Board of Directors. The business address of each of M33 and TOI M is 888 Boylston Street, Suite 500, Boston, MA 02199.

(2)

Dan Murillo, as principal of FOG Ventures Investments, LLC, directly or indirectly has the power to control FOG Ventures Investments, LLC. As a result, Mr. Murillo may be deemed to have indirect beneficial ownership of the securities held by FOG Ventures Investments, LLC. The business address for FOG Ventures Investments, LLC is 19300 S Hamilton Ave, Ste. 285, Gardena, CA 90248.
(3)

OncologyCare Holdings, LLC is the manager of OncologyCare Partners, LLC, and formerly served as the managing member of OncologyCare Partners, LLC and continues to have the ability to influence the vote and disposition of the shares in certain circumstances, and thus may be deemed to indirectly beneficially own the shares, except to the extent of his pecuniary interest therein.

(4)	Unless indicated otherwise, the address of each stockholder is 18000 Studebaker Rd., Suite 800, Cerritos, CA 90703.
(5)

Includes (i) 337,193 shares of Common Stock held by Mr. Barasch; (ii) 709,838 shares of Common Stock issuable upon conversion of Series A Common Equivalent Preferred held by the Helen Barasch Family Trust #1 (the “Barasch Family Trust”). Mr. Barasch, acting as an investment advisor with respect to the Barasch Family Trust, has dispositive and voting power over the securities held by the Barasch Family Trust but expressly disclaims beneficial ownership of such securities to the extent of his pecuniary interest therein. The address of Mr. Barasch is 300 Central Park West, Apt 7G, New York, NY 10024. The address of the Barasch Family Trust is 500 Stanton Christiana Rd NCC2, Newark DE 19713. The shares held by Mr. Barasch give pro forma effect to a distribution of shares currently held by the Sponsor, which are expected to be distributed to Mr. Barasch upon the Sponsor’s scheduled dissolution. Also, includes 80,000 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(6)

Consists of (i) 622,753 shares of Common Stock held by Mr. Hively, (ii) 2,142,886 shares of Common Stock issuable upon exercise of stock options held by him that are exercisable within 60 days; and (iii) 44,000 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(7)	Consists of (i) 109,104 shares of Common Stock held by Ms. Duke.
(8)

Consists of (i) 165,185 shares of Common Stock held by Ms. Johnson, including (ii) 52,000 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(9)

Represents (i) 25,534 shares of Common Stock held by Dr. Kaushal prior to the consummation of the Business Combination, after giving effect to forfeitures pursuant to the Stockholder Support Agreement, dated as of June 28, 2021, by and among DFP, TOI and the Sponsor. Also, consists of 172,511 shares of Common Stock, including 56,000 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(10)

Consists of 109,057 shares of Common Stock held by Mr. Ling, including (ii) 40,000 shares of Common Stock subject to RSUs held by him that will vest within 60 days of the date of this table. Does not include shares owned by M33. See Note 1 above.

(11)

Consists of (i) 183,346 shares of Common Stock held by Ms. McGeorge, including (ii) 56,000 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(12)

Consists of (i) 84,409 shares of Common Stock held by Mr. Pacala, (iv) 241,579 shares of Common Stock issuable upon exercise of stock options held by Mr. Pacala that are exercisable within 60 days; and (v) 50,000 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(13)

Consists of (i) 109,033 shares of Common Stock held by Dr. Virnich; and (iv) 916,324 shares of Common Stock issuable upon exercise of stock options held by Dr. Virnich that are exercisable within 60 days of the date of this table.

(14)

Consists of (i) 164,757 shares of Common Stock held by Mr. Shah; and (ii) 215,242 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of the date of this table.

(15)	Consists of (i) 31,673 shares of Common Stock held by Mr. Podnos and (iv) 264,113 shares of Common Stock issuable upon exercise of stock options held by Mr. Podnos that are exercisable within 60 days.

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting, and accordingly, the Company will pay the cost of soliciting proxies for the Annual Meeting. We have engaged Morrow Sodali LLC as our solicitation agent to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Morrow Sodali LLC, the solicitation agent, a fee of $12,500, plus telephone solicitation fees. We will also reimburse the solicitation agent for expenses related to certain ancillary services and its other reasonable out-of-pocket expenses, and we will indemnify the solicitation agent and its affiliates against certain claims, liabilities, losses, damages and expenses. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of our Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater- than-10% stockholders during the fiscal year ended December 31, 2024 were satisfied, except for the Form 4 filed with respect to Brad Hively on December 2, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive and Director Compensation” and “Management,” the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:

a.	we have been or are to be a participant;

b.	the amount involved exceeds or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

c.

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Director and Officer Indemnification

Our Charter and Bylaws provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by Delaware law, subject to certain limited exceptions. We have entered into indemnification agreements with each member of our Board and several of our officers.

Procedures with Respect to Review and Approval of Related Person Transactions

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock that is listed on Nasdaq. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the head of our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, the head of our legal department will be required to present to the audit committee all relevant facts and circumstances relating to the related person transaction. The audit committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee, subject to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the audit committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.

Our board of directors has delegated to the officers of the Company the right to approve certain commercial agreements entered into with related parties on arm’s length terms (as determined by the officers of the Company) in the ordinary course of business; provided, however, that any such agreement that is reasonably likely to require, during the term of such agreement, annual payments to or by the Company and its subsidiaries in excess of $500,000 shall be subject to approval in accordance with our related party transaction policy discussed above.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Pursuant to Rule 14a-8 under the Exchange Act and our Bylaws, stockholder proposals that are intended to be presented at our 2026 annual meeting of stockholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than November 27, 2025. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our Bylaws, the deadline for submitting a stockholder proposal outside of Rule 14a-8 or a nomination for director that you intend to present at our 2026 annual meeting of stockholders is no later than the close of business on the 90th day (February 6, 2026), nor earlier than the 120th day (January 7, 2026) prior to the anniversary date of the immediately preceding annual meeting. Therefore, if the notice is received before January 7, 2026 or after February 6, 2026, it will be considered untimely, and we will not be required to present it at the 2026 annual meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2026. Additional requirements with respect to stockholder proposals and director nominations are set forth in our Bylaws. We intend to use the WHITE proxy card in connection with the 2026 annual meeting.

Stockholder proposals must be in writing and should be addressed to our General Counsel, at our principal executive offices at 18000 Studebaker Rd., Suite 800, Cerritos, California 90703. It is recommended that stockholders submitting proposals direct them to our General Counsel and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our General Counsel, at 18000 Studebaker Rd., Suite 800, Cerritos, California 90703, or email our Investor Relations at investors@theoncologyinstitute.com, and we will promptly send you what you have requested. You can also contact Investor Relations if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

We do not know of any business, other than as described in this Proxy Statement, that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SEC ON MARCH 26, 2025) WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO INVESTORS@THEONCOLOGYINSTITUTE.COM, THE ONCOLOGY INSTITUTE, INC., 18000 STUDEBAKER RD., SUITE 800, CERRITOS, CALIFORNIA 90703. THE SHARE OWNERSHIP OF THE STOCKHOLDER SUBMITTING THE STOCKHOLDER PROPOSAL MAY BE OBTAINED BY USING THE CONTACT INFORMATION ABOVE.

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE ONCOLOGY INSTITUTE, INC.

The Oncology Institute, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: Effective upon the filing of this amendment (the “Effective Time”) to the Corporation’s Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), each [●]* shares of common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up or down, as applicable, to the nearest whole number.

SECOND: The Board of Directors of the Corporation duly adopted resolutions approving the following amendment to the Certificate of Incorporation, declaring said amendment to be advisable and providing for the consideration of such amendment at the annual meeting of stockholders of the Corporation.

THIRD: On May 7, 2025, the annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares required by statute were voted in favor of the amendment.

FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, this Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation has been executed as of this [●] day of [●], 2025.

THE ONCOLOGY INSTITUTE, INC.

By:
Name:
Title:

* This amendment approves the Reverse Stock Split of the Corporation’s Common Stock, at a ratio in the range of 1-for-5 to 1-for-40. By approving this amendment, the stockholders of the Corporation would be deemed to approve any ratio within the range referred to above as determined by the board of directors in its sole discretion.

A-1

styleIPC Your vote PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. The Oncology Institute, Inc. Internet: www • .proxypush.com/TOI Cast your vote online Annual Meeting of Stockholders • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of March 17, 2025 Phone: Wednesday, May 7, 2025 11:00 AM, Pacific Time 1-866-308-2713 Annual Meeting to be held live via the internet—please visit • Use any touch-tone telephone • • Have your Proxy Card ready www.proxydocs.com/TOI for more details. Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:00 AM, Pacific Time, May 7, 2025. Virtual: You must register to attend the Annual Meeting online and/or participate at This proxy is being solicited on behalf of the Board of Directors www.proxydocs.com/TOI The undersigned hereby appoints Daniel Virnich, Robert Carter and Mark Hueppelsheuser (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of The Oncology Institute, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

The Oncology Institute, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of eight directors. FOR WITHHOLD 1.01 Richard Barasch FOR #P2# #P2# 1.02 Brad Hively FOR #P3# #P3# 1.03 Karen Johnson FOR #P4# #P4# 1.04 Mohit Kaushal FOR #P5# #P5# 1.05 Gabriel Ling FOR #P6# #P6# 1.06 Anne McGeorge FOR #P7# #P7# 1.07 Mark Pacala FOR #P8# #P8# 1.08 Daniel Virnich FOR #P9# #P9# FOR AGAINST ABSTAIN 2. Ratification of the appointment of BDO as the independent registered public accounting firm of FOR the Company for 2025. #P10# #P10# #P10# 3. Approval of an amendment to the Company’s Third Amended and Restated Certificate of FOR Incorporation to effect a reverse stock split between 1-for-5 and 1-for-40, at the discretion of the #P11# #P11# #P11# Board of Directors. You must register to attend the Annual Meeting online and/or participate at www.proxydocs.com/TOI Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date